Exhibit 10.3

EXECUTION COPY

[ValueAct Letterhead]

To:	Misys plc One Kingdom Street Paddington London W2 6BC United Kingdom
Date:	9 June 2010

Dear Sirs,

We refer to a proposed disposal (the “Disposal”), to be effected pursuant to the Framework Agreement, dated as of the date hereof, between Misys plc, a public limited company incorporated under the laws of England and Wales with registered number 01360027 (the “Company”) and Allscripts-Misys Healthcare Solutions, Inc. (“Arsenal”, a Delaware corporation (the “Framework Agreement”), details of which will be set out in the circular to be sent by the Company to its shareholders (the “Shareholder Circular”).

It is intended that the Shareholder Circular will contain a notice of general meeting (the “General Meeting”) to approve an ordinary resolution approving the Disposal (as a Class 1 transaction under the UK Listing Authority’s Listing Rules) (the “Resolution”).

By this deed we hereby confirm (in the case of paragraph 1 below), represent and warrant (in the case of paragraph 4 below), acknowledge (in the case of paragraph 5 below), covenant and irrevocably undertake in the terms set out below.

1.	We confirm that:

(a)	the number of ordinary shares of 1p each in the capital of the Company specified below (the “Shares”) are, as at the date of this undertaking, legally and beneficially owned by us free from any charge, security interest, option, lien, equity, restriction or any other encumbrance whatsoever:

A Name and registered address of registered holder	B Number of Shares
ValueAct Capital Master Fund, L.P.	140,764,642

(b)	we have full discretionary right, capacity and authority to control the exercise of all voting rights attached to the Shares and there are no other shares in the capital of the Company in which we have any interest (as defined in the City Code on Takeovers and Merger) or have any such rights.

2. (a)	At the General Meeting of the Company’s shareholders at which shareholders will be asked to consider and approve the Resolution, we undertake that:

(i) we shall vote in respect of the Shares in favour of the Resolution to be proposed at the General Meeting (or any adjournment thereof);

(ii) we shall vote against any proposed adjournment of the General Meeting put to the meeting other than with the Company’s prior written consent;

(iii) (subject to paragraph (iv) below) we shall not join in demanding a poll unless such a poll is to be taken forthwith;

(iv) if the Resolution is defeated on a show of hands, we shall call for and join in demanding a poll on such resolution; and

(v) we shall not revoke or otherwise withdraw any form of proxy submitted by us or on our behalf in accordance with the provisions of paragraph (i) above.

(b)	At or prior to the General Meeting, we shall not (without the prior consent of the Company) do anything which restricts the voting rights of any of the Shares nor shall we exercise the voting rights attaching to the Shares in any manner which impedes or frustrates the Disposal (including, but without limitation, by voting in favour of any competing proposal) or the passing of the Resolution.

3.	We represent and warrant to you that:

(a)	we have the legal capacity to execute and deliver this undertaking, to perform our obligations hereunder and to consummate the transactions contemplated hereby;

(b)	this undertaking has been duly and validly executed and delivered by us and constitutes a legal, valid and binding obligation of us, enforceable against us in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(c)	the execution and delivery of this undertaking by us does not, and the performance of our obligations under this undertaking and the consummation by us of the transactions contemplated hereby will not, (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to us or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under any contract to which we are a party;

(d)	the execution and delivery of this undertaking by us does not, and the performance of our obligations under this undertaking will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court or arbitrator or any governmental entity, agency or official; and

(e)	we are a sophisticated investor with respect to our Shares and have independently and without reliance upon the Company and based on such information as we have deemed appropriate, made our own analysis and decision to enter into this undertaking.

4.	We acknowledge that the Company has not made, and does not make, any representation or warranty, whether express or implied, of any kind or character whatsoever to us.

5.	Save as set out in this deed, we agree that we shall not sell, transfer, grant security in respect of, or otherwise dispose of any interest in, the Shares (or any rights arising in relation to the Shares) at any time prior to the earlier of: (i) the conclusion of the General Meeting; or (ii) the termination of this undertaking in accordance with paragraph 7 below.

6.	We agree that, if we fail to vote or act in accordance with this undertaking or breach any of our obligations in this undertaking, damages may not be an adequate remedy and, accordingly, the Company shall be entitled to seek the remedy of specific performance or injunctive relief in any court of competent jurisdiction. Nothing contained in this undertaking shall be construed as prohibiting any person from pursuing any other remedies available to it, either at law or in equity, in relation to such breach of this undertaking.

7.	The terms of this undertaking shall terminate and cease to be of any further effect upon (i) the termination of the Framework Agreement, in accordance with its terms, (ii) the board of directors of the Company shall have effected a Shareholder Adverse Recommendation Change (as defined in the Voting Agreement) or (iii) December 9, 2010; and where this deed does so terminate it is acknowledged that no person shall have any claim against any other person pursuant to the terms of this undertaking save in respect of any prior breaches of such terms. “Voting Agreement” shall have the meaning set forth in the Framework Agreement.

8.	We shall, as promptly as practicable, notify the Company of the number of any new shares in the capital of the Company acquired by us, if any, after the date hereof and prior to the General Meeting. Any such shares shall be subject to the terms of this undertaking as though beneficially owned by us on the date hereof.

9.	We agree that we will promptly notify the Company in writing upon any representation or warranty given by us in this undertaking becoming untrue in any material respect or upon an obligation of us not being complied with in any material respect.

10.	We authorise each of the Company, Arsenal and Eclipsys Corporation (“Emerald”) to refer to this undertaking in any document, announcement or medium which you are required to release or to disclose it to any persons, if you are required to so disclose by law, regulation, any competent judicial or regulatory body (including, but not limited to, the UK Listing Authority the UK Panel on Takeovers and Mergers and the U.S. Securities and Exchange Commission).

11.	Any time, date or period mentioned in this undertaking may be extended by mutual agreement in writing between us and the Company if, but only if, such extension is in writing and is signed by each of Arsenal and Emerald, but time shall be of the essence as regards any time, date or period mentioned in this undertaking or as extended by mutual agreement. No provision of this Agreement may be amended or waived, and no consent shall be granted hereunder, without the prior written approval of Arsenal and Emerald.

12.	If any term or provision contained in this undertaking shall be held to be illegal or unenforceable, in whole or in part, by a court of competent jurisdiction, that term or provision shall to that extent be deemed not to form part of this undertaking and the enforceability of the remainder of this undertaking shall be unaffected.

13.	This undertaking and any non-contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with, English law and we hereby submit to the exclusive jurisdiction of the English courts as regards any claim or matter arising in relation to this undertaking (including a dispute relating to any non-contractual obligations arising out of or in connection with this undertaking).

14.

All notices, requests, claims, demands and other communications under this undertaking shall be in writing and shall be deemed given (a) on the date of delivery, upon delivery in person or if sent by facsimile (receipt of which is confirmed), (b) on the day after delivery, by registered or certified mail (postage prepaid, return receipt requested), or (c) one business day after having been sent by express mail through a nationally recognised overnight courier, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to us, to:

ValueAct Capital Master Fund L.P.

435 Pacific Avenue, 4th Floor

San Francisco, CA 94133

United States of America

Telephone:	+1 (415) 362-3700
Fax:	+1 (415) 362-5727
Attention:	Allison Bennington

with a copy (which copy shall not constitute notice) to:

Freshfields Bruckhaus Deringer

65 Fleet Street

London

EC4Y 1HS

United Kingdom

Telephone:	+44 20 7832 7039
Fax:	+44 20 7832 7649
Attention:	Donald J. Guiney

if to the Company, to:

Misys plc

One Kingdom Street

Paddington

London

W2 6BL

United Kingdom

Telephone:	+44 (0)20 3320 5575
Fax:	+44 (0)20 3320 1716
Attention:	Tom Kilroy

with a copy (which copy shall not constitute notice) to:

Allen & Overy LLP

1221 Avenue of the Americas

New York, NY 10020

Telephone:	+1 212 610 6471
Fax:	+1 212 610 6399
Attention:	A. Peter Harwich

if to Arsenal, to:

Allscripts-Misys Healthcare Solutions, Inc.

222 Merchandise Mart Plaza, Suite 2024

Chicago, IL 60654

Telephone:	+1 800 654 0889
Fax:	+1 312 506 1208
Attention:	General Counsel

with a copy (which copy shall not constitute notice) to:

Sidley Austin LLP
One South Dearborn
Chicago, IL 60603
Telephone:	+1 312 853 7000
Fax:	+1 312 853 7036
Attention:	Frederick C. Lowinger; Gary D. Gerstman

and

Winston & Strawn LLP
35 W. Wacker Drive
Chicago, IL 60601
Telephone:	+1 312 558 5600
Fax:	+1 312 558 5700
Attention:	Robert F. Wall

if to Emerald, to:

Eclipsys Corporation
Three Ravinia Drive
Atlanta, GA 30348
Telephone:	+1 404 847 5000
Fax:	+1 404 847 5777
Attention:	General Counsel

with a copy (which copy shall not constitute notice) to:

King & Spalding LLP
1180 Peachtree Street, NE
Atlanta, GA 30309
Telephone:	+1 404 572 4600
Fax:	+1 404 572 5133
Attention:	John D. Capers, Jr.; C. William Baxley

16.	This undertaking shall not have any effect unless and until we receive the Company’s written acceptance of the terms set out in this undertaking.

17.	Each of Arsenal and Emerald shall be a third party beneficiary of this Agreement and entitled to enforce each of the provisions hereof.

IN WITNESS whereof this undertaking has been duly executed by us as a deed and has been delivered on the date first stated above.

Executed as a deed for ValueAct Capital Master Fund, L.P. by its General Partner, VA Partners I, LLC under its authority

/s/ G. Mason Morfit

G. Mason Morfit

Countersigned by way of agreement with the terms of this undertaking.

EXECUTED as a deed by MISYS PLC		)
acting by J. Michael Lawrie, a director		)	/s/ J. Michael Lawrie
in the presence of:		)	Director

Witness’s Signature	/s/ Jeff Olson

Name:	Jeff Olson

Address:	c/o Allen & Overy LLP

1221 Avenue of the Americas

New York, NY 10020

EXECUTED as a deed by ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC., solely in its capacity as a third-party beneficiary		)
acting by , a		)	/s/ Glen Tullman
in the presence of:		)	Title: CEO

Witness’s Signature	/s/ Lee A. Shapiro

Name:	Lee A. Shapiro

Address:	222 Merchandise Mart

Chicago, IL 60654

EXECUTED as a deed by ECLIPSYS CORPORATION, solely in its capacity as a third-party beneficiary		)
acting by Philip M. Pead, a President and CEO		)	/s/ Philip M. Pead
in the presence of:		)	Title: President and CEO

Witness’s Signature	/s/ Cheryl K. Simmons

Name:	Cheryl K. Simmons

Address: